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                                    EXHIBIT 8

8. The following is a list of all of the Company's significant subsidiaries, their jurisdiction of incorporation and the names under which they do business, if different from their name.

         ---------------------------------------------- ---------------------- ---------------------------
         COMPANY                                        JURISDICTION           ANY OTHER NAME UNDER WHICH
                                                                               THEY DO BUSINESS
         ---------------------------------------------- ---------------------- ---------------------------
         Jing Tai Industrial Investment Co. Ltd.        Hong Kong              N/A
         ---------------------------------------------- ---------------------- ---------------------------
         Jingle Technology Co. Ltd.                     BVI                    N/A
         ---------------------------------------------- ---------------------- ---------------------------
         BHL Networks Technology Co. Ltd.               Cayman Island          N/A
         ---------------------------------------------- ---------------------- ---------------------------
         Beijing BHL Networks Technology Co. Ltd.       China                  N/A
         ---------------------------------------------- ---------------------- ---------------------------